Exhibit 10.3

Execution Copy

CANADIAN GUARANTEE AND SECURITY AGREEMENT

This GUARANTEE AND SECURITY AGREEMENT (this “Agreement”), dated as of February 6, 2013, by and among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties to this Agreement by executing the form of Joinder attached hereto as Annex 1 (each, together with its successors and permitted assigns, a “Grantor” and collectively, the “Grantors”), and GUGGENHEIM CORPORATE FUNDING, LLC, in its capacity as administrative agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among API Technologies Corp., as borrower (together with its successors and permitted assigns, “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender” and collectively as the “Lenders”), and Agent, the Lender Group has agreed to make certain financial accommodations available to the Borrower pursuant to the terms and conditions thereof;

WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group in connection with the transactions contemplated by the Credit Agreement and this Agreement;

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents, and to induce the Lender Group to make financial accommodations to the Borrower as provided for in the Credit Agreement and the other Loan Documents, (a) each Grantor has agreed to guarantee the Guaranteed Obligations, and (b) each Grantor has agreed to grant to Agent, for the benefit of the Lender Group a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and

WHEREAS, each Grantor is a Subsidiary of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by the Lender Group.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Construction.

(a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto). Any terms (whether capitalized or lower case) used in this Agreement that are defined in the PPSA or the STA shall be construed and defined as set forth in the PPSA or the STA unless otherwise defined herein or in the Credit Agreement. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(i) “Account” means an account (as that term is defined in the PPSA).

(ii) “Account Debtor” means any Person who becomes obligated to any Grantor under, with respect to, or on account of, an Account.

(iii) “Activation Instruction” has the meaning specified therefor in Section 7(k).

(iv) “Agent” has the meaning specified therefor in the preamble to this Agreement.

(v) “Agent’s Lien” has the meaning specified therefor in the Credit Agreement.

(vi) “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(vii) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(viii) “Borrower” has the meaning specified therefor in the recitals to this Agreement.

(ix) “Cash Equivalents” has the meaning specified therefor in the Credit Agreement.

(x) “Chattel Paper” means chattel paper (as that term is defined in the PPSA), and includes tangible chattel paper and electronic chattel paper.

(xi) “Collateral” has the meaning specified therefor in Section 3.

(xii) “Collections” means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, cash proceeds of assets sales, rental proceeds and tax refunds).

(xiii) “Control Agreement” has the meaning specified therefor in the Credit Agreement.

(xiv) “Controlled Account” has the meaning specified therefor in Section 7(k).

(xv) “Controlled Account Agreements” means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is executed and delivered by a Grantor, Agent, and one of the Controlled Account Banks.

(xvi) “Controlled Account Bank” has the meaning specified therefor in Section 7(k).

(xvii) “Controlled Account Control Date” means the date that is 60 days after the Closing Date.

(xviii) “Copyrights” means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith at the Canadian Intellectual Property Office (“CIPO”) or otherwise, including those listed on Schedule 2 to the GSA Disclosure Letter, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, (E) all of each Grantor’s rights corresponding thereto throughout the world and (F) all reissues, extensions or renewals thereof.

(xix) “Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

(xx) “Equipment” means equipment (as that term is defined in the PPSA).

(xxi) “Equity Interests” has the meaning specified therefor in the Credit Agreement.

(xxii) “Event of Default” has the meaning specified therefor in the Credit Agreement.

(xxiii) “Foreclosed Grantor” has the meaning specified therefor in Section 2(i)(iii).

(xxiv) “General Intangibles” includes payment intangibles, software, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under the PPSA, and any other personal property other than money, Accounts, Chattel Paper, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(xxv) “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(xxvi) “GSA Disclosure Letter” means the GSA Disclosure Letter, dated as of the date hereof, delivered by the Grantors to the Agent in connection with this Agreement, as may be updated from time to time in accordance with the terms of this Agreement.

(xxvii) “Guaranteed Obligations” means, in respect of each Guarantor, all of the Obligations of each other Loan Party now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by Agent or any other member of the Lender Group in enforcing any rights under the any of the Loan Documents. Without limiting the generality of the foregoing, Guaranteed Obligations shall include all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to Agent or any other member of the Lender Group but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Proceeding or similar proceeding involving the Borrower or any guarantor.

(xxviii) “Guarantor” means each Grantor.

(xxix) “Guarantee” means the guarantee set forth in Section 2 hereof.

(xxx) “Insolvency Proceeding” has the meaning specified therefor in the Credit Agreement.

(xxxi) “Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof and whether registered or not or the subject of a pending application for registration.

(xxxii) “Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (A) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (B) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (x) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (y) the license agreements listed on Schedule 3 to the GSA Disclosure Letter, and (z) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Lender Group’s rights under the Loan Documents.

(xxxiii) “Intellectual Property Security Agreement” means each Intellectual Property Security Agreement executed and delivered by Grantors, or any of them, and Agent, in substantially the form of Exhibit A.

(xxxiv) “Inventory” means inventory (as that term is defined in the PPSA).

(xxxv) “Investment Property” means (A) any and all investment property (as that term is defined in the PPSA), and (B) any and all of the following (regardless of whether classified as investment property under the PPSA): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(xxxvi) “Joinder” means each Joinder to this Agreement executed and delivered by Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(xxxvii) “Lender Group” has the meaning specified therefor in the Credit Agreement.

(xxxviii) “Lender” and “Lenders” have the respective meanings specified therefor in the recitals to this Agreement.

(xxxix) “Loan Documents” has the meaning specified therefor in the Credit Agreement.

(xl) “Negotiable Collateral” means letters of credit, letter-of-credit rights, promissory notes, drafts, instruments (as defined in the PPSA) and documents of title (as defined in the PPSA).

(xli) “Obligations” has the meaning specified therefor in the Credit Agreement.

(xlii) “Patents” means patents and patent applications, including (A) the patents and patent applications at CIPO or otherwise, listed on Schedule 4 to the GSA Disclosure Letter, (B) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, (E) all of each Grantor’s rights corresponding thereto throughout the world, and (F) all reissues, extensions or renewals thereof.

(xliii) “Permitted Investments” has the meaning specified therefor in the Credit Agreement.

(xliv) “Permitted Liens” has the meaning specified therefor in the Credit Agreement.

(xlv) “Person” has the meaning specified therefor in the Credit Agreement.

(xlvi) “Pledged Companies” means each Person listed on Schedule 5 to the GSA Disclosure Letter as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests are acquired or otherwise owned by a Grantor after the Closing Date.

(xlvii) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(xlviii) “Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

(xlix) “Pledged Notes” has the meaning specified therefor in Section 6(m).

(l) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

(li) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

(lii) “Proceeds” has the meaning specified therefor in Section 3.

(liii) “PPSA” means the Personal Property Security Act, R.S.O. 1990, c.P.10 provided, however, if the validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority of the Agent’s security interest in any Collateral are governed by the personal property security laws or laws relating to movable property of any jurisdiction in Canada other than the Province of Ontario, PPSA shall include those personal property security laws or laws relating to movable property in such other jurisdiction for the purpose of the provisions hereof relating to such validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority and for the definitions related to such provision

(liv) “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor or any Subsidiary of any Grantor and the improvements thereto.

(lv) “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(lvi) “Rescission” has the meaning specified therefor in Section 7(k).

(lvii) “Secured Obligations” means each and all of the following: (A) all of the present and future obligations of each of the Grantors arising from, or owing under or pursuant to, this Agreement (including the Guarantee in Section 2 hereof), the Credit Agreement, or any of the other Loan Documents and (B) all other Guaranteed Obligations of each Guarantor (including, in the case of each of clauses (A) and (B), reasonable and documented legal fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding).

(lviii) “Securities Account” means a securities account (as that term is defined in the PPSA).

(lix) “Security Interest” has the meaning specified therefor in Section 3.

(lx) “STA” means the Securities Transfer Act, 2006, S.O. 2006, c. 8.

(lxi) “Supporting Obligations” includes letters of credit and guarantees issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

(lxii) “Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, corporate names, business names, brands and brand names, trade dress, service mark applications including (A) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications at CIPO or otherwise, listed on Schedule 6 to the GSA Disclosure Letter, (B) all renewals thereof, (C) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (D) the right to sue for past, present and future infringements and dilutions thereof, (E) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, (F) all of each Grantor’s rights corresponding thereto throughout the world and (G) all reissues, extensions or renewals thereof.

(lxiii) “UK Subsidiaries” mean the Subsidiaries of the Borrower organized under the laws of the United Kingdom.

(lxiv) “Unlimited Company” means any unlimited liability corporation, unlimited liability company or unlimited company incorporated or otherwise constituted or continued under the laws of the Province of Alberta, the Province of British Columbia or the Province of Nova Scotia or any similar body corporate or other business entity formed under the laws of any other jurisdiction whose members or other equity holders may at any time become responsible for any of the obligations of that entity.

(lxv) “Unlimited Liability Securities” means securities or other equity interests in an Unlimited Company.

(lxvi) “URL” means “uniform resource locator,” an internet web address.

(b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Credit Agreement). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations or the Guaranteed Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all Lender Group Expenses that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Loan Document, (ii) the receipt by Agent of cash collateral in order to secure any other contingent Secured Obligations or Guaranteed Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to Agent or a Lender at the time that are reasonably expected to result in any loss, cost, damage or expense (including attorneys fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations or Guaranteed Obligations, (iii) the payment or repayment in full in immediately available funds of all other Secured Obligations or Guaranteed Obligations (as the case may be) other than unasserted contingent indemnification obligations and (iv) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(c) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. Guarantee.

(a) In recognition of the direct and indirect benefits to be received by Guarantors from the proceeds of the Loans and by virtue of the financial accommodations to be made to the Borrower, each of the Guarantors, severally, each as to 100% of the Guaranteed Obligations, hereby unconditionally and irrevocably guarantees as a primary obligor, and not merely as a surety, the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guaranteed Obligations. If any or all of the Obligations becomes due and payable, each of the Guarantors, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Agent, for the benefit of the Lender Group, together with any and all expenses (including Lender Group Expenses) that may be incurred by Agent or any other member of the Lender Group in demanding, enforcing, or collecting any of the Guaranteed Obligations (including the enforcement of any collateral for such Obligations or any collateral for the obligations of the Guarantors under this Guarantee). If claim is ever made upon Agent or any other member of the Lender Group for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Obligations and any of Agent or any other member of the Lender Group repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any Guarantor), then and in each such event, each of the Guarantors agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation (or purported revocation) of this Guarantee or other instrument evidencing any liability of any Grantor, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

(b) Additionally, each of the Guarantors unconditionally and irrevocably guarantees the payment of any and all of the Obligations of each other Loan Party to Agent, for the benefit of the Lender Group, whether or not due or payable by any Loan Party upon the occurrence of any of the events specified in Section 8.4 or 8.5 of the Credit Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Agent, for the benefit of the Lender Group, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.

(c) The liability of each of the Guarantors hereunder is primary, absolute, and unconditional, and is independent of any security for or other guarantee of the Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each of the Guarantors hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guarantee or undertaking, (ii) any dissolution, termination, or increase, decrease, or change in personnel by any Grantor, (iii) any payment made to Agent or any other member of the Lender Group on account of the Obligations which Agent or such other member of the Lender Group repays to any Grantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (iv) any action or inaction by Agent or any other member of the Lender Group, or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Obligations or of any security therefor.

(d) This Guarantee includes all present and future Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guarantee as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Agent, (ii) no such revocation shall apply to any Guaranteed Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any member of the Lender Group in existence on the date of such revocation, (iv) no payment by any Guarantor, the Borrower, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by the Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Guarantee shall be binding upon each Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Agent (for the benefit of the Lender Group) and its successors, transferees, or assigns.

(e) The guarantee by each of the Guarantors hereunder is a guarantee of payment and not of collection. The obligations of each of the Guarantors hereunder are independent of the obligations of any other Guarantor or Grantor or any other Person and a separate action or actions may be brought and prosecuted against one or more of the Guarantors whether or not action is brought against any other Guarantor or Grantor or any other Person and whether or not any other Guarantor or Grantor or any other Person be joined in any such action or actions. Each of the Guarantors waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Grantor or other circumstance which operates to toll any statute of limitations as to any Grantor shall operate to toll the statute of limitations as to each of the Guarantors.

(f) Each of the Guarantors authorizes Agent and the other members of the Lender Group without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

(i) change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter: (A) any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon) or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guarantee shall apply to the Obligations as so changed, extended, renewed, or altered;

(ii) take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Obligations or any of the Guaranteed Obligations (including any of the obligations of all or any of the Guarantors under this Guarantee) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;

(iii) exercise or refrain from exercising any rights against any Grantor;

(iv) release or substitute any one or more endorsers, guarantors, any Grantor, or other obligors;

(v) settle or compromise any of the Obligations, any security therefor, or any liability (including any of those of any of the Guarantors under this Guarantee) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Grantor to its creditors;

(vi) apply any sums by whomever paid or however realized to any liability or liabilities of any Grantor to Agent or any other member of the Lender Group regardless of what liability or liabilities of such Grantor remain unpaid;

(vii) consent to or waive any breach of, or any act, omission, or default under, this Agreement, any other Loan Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Agreement, any other Loan Document or any of such other instruments or agreements; or

(viii) take any other action that could, under otherwise applicable principles of law, give rise to a legal or equitable discharge of one or more of the Guarantors from all or part of its liabilities under this Guarantee.

(g) It is not necessary for Agent or any other member of the Lender Group to inquire into the capacity or powers of any of the Guarantors or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be Guaranteed hereunder.

(h) Each Guarantor severally, as to 100% of the Guaranteed Obligations, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any member of the Lender Group with respect thereto. The Obligations of each Guarantor under this Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such Obligations, irrespective of whether any action is brought against any other Guarantor or whether any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guarantee shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit;

(iii) any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

(iv) the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Agent or any other member of the Lender Group;

(v) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor;

(vi) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any other Grantor or any guarantors or sureties;

(vii) any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any Grantor;

(viii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety;

(ix) any amendment, supplement, restatement, extension, novation, renewal, replacement, continuation or waiver of this Guarantee or any other Loan Document;

(x) whether any other Person or Persons (each an “Additional Guarantor”) shall become in any other way responsible to the Agent for, or in respect of all or any part of the Guaranteed Obligations;

(xi) whether any such Additional Guarantor shall cease to be so liable;

(xii) the enforceability, validity, perfection or effect of perfection or non-perfection of any security interest securing the Guaranteed Obligations;

(xiii) any of the Guaranteed Obligations, the Loan Documents or any security relating to the Guaranteed Obligations or the Loan Documents being or becoming illegal, invalid, void, voidable, unenforceable, ineffective or extinguished in any respect;

(xiv) the termination, compromise, reduction, extinguishment or disallowance of any of the Guaranteed Obligations by operation of law or otherwise, including without limitation, the bankruptcy, insolvency, winding-up, liquidation or dissolution of the Borrower or any change in the name, business, powers, capital structure, constitution, objects, organization, directors or management of the Borrower, with respect to transactions occurring either before or after such change;

(xv) the incapacity or lack of authority of the Borrower;

(xvi) the unenforceability, invalidity, illegality or extinguishment of all or any part of the Guaranteed Obligations, or any security or other guarantee for the Guaranteed Obligations or any failure of the Agent to take proper care or act in a commercially reasonable manner in respect of any security for the Guaranteed Obligations or any collateral subject to the security, including in respect of any disposition of the Collateral;

(xvii) any act or omission of the Borrower or any other Person, including the Lender Group, that directly or indirectly results in the discharge or release of the Borrower or any other Person or any of the Guaranteed Obligations or any security for the Guaranteed Obligations;

(xviii) the Agent’s present or future method of dealing with the Borrower, any Additional Guarantor, or any security (or any collateral subject to the security) or other guarantee for the Guaranteed Obligations;

(xix) any right (whether now or hereafter existing) to require the Agent, as a condition to the enforcement of this Guarantee:

(1) to accelerate the Guaranteed Obligations or proceed and exhaust any recourse against the Borrower or any other Person;

(2) to realize on any security that it holds;

(3) to marshall the assets of either the Borrower or a Guarantor; or

(4) to pursue any other remedy that a Guarantor may not be able to pursue itself and that might limit or reduce such Guarantor’s burden;

(xx) presentment, demand, protest and notice of any kind including, without limitation, notices of default and notice of acceptance of this Guarantee; or

(xxi) all suretyship defences and rights of every nature otherwise available under Ontario law and the laws of any other jurisdiction, including the benefit of discussion and of division.

(i) Waivers

(i) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent or any other member of the Lender Group to (i) proceed against any other Grantor or any other Person, (ii) proceed against or exhaust any security held from any other Grantor or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Grantor, any other Person, or any collateral, or (iv) pursue any other remedy in any member of the Lender Group’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of any Grantor or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Grantor or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Grantor other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent or any other member of the Lender Group may have against any Grantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Obligations have been paid.

(ii) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee, and notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations. Each of the Guarantors waives notice of any Default or Event of Default under any of the Loan Documents. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Grantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope, and extent of the risks which each of the Guarantors assumes and incurs hereunder, and agrees that neither Agent nor any of the other members of the Lender Group shall have any duty to advise any of the Guarantors of information known to them regarding such circumstances or risks.

(iii) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (A) any right to assert against any member of the Lender Group any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against the Borrower or any other party liable to any member of the Lender Group; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against the Borrower or other guarantors or sureties; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

(iv) No Guarantor will exercise any rights that it may now or hereafter acquire against any Grantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guarantee, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or any other member of the Lender Group against any Grantor or any other guarantor any Collateral (a “Claim”), whether or not such Claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Grantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash and all of the Commitments have been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent and for the benefit of the Lender Group, and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guarantee thereafter arising. Notwithstanding anything to the contrary contained in this Guarantee, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Grantor (the “Foreclosed Grantor”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Grantor whether pursuant to this Agreement or otherwise.

(v) As security for and for the purpose of giving effect to the postponement of the Claims, each Guarantor assigns, transfers and sets over to the Agent all of the Claims and irrevocably constitutes and appoints the Agent to be such Guarantor’s attorney in the name of and on behalf of the Guarantor to collect, and enforce or prove any such Claims, and for that purpose to execute and do in the name and on behalf of the Guarantor, all deeds, documents, transfers, assignments, assurances and things, and to commence and prosecute, at the Agent’s election and in the Agent’s sole discretion, any or all proceedings which may appear to the Agent to be necessary or desirable. In the event of the insolvency, bankruptcy, winding up or distribution of assets of the Borrower, a Guarantor or any Additional Guarantor, the Agent’s rights shall not be affected or impaired by its omission to prove its claim in full or otherwise and it may prove such claim as it sees fit and may refrain from proving any claim in its sole discretion; and it may but shall not be obliged to prove in respect of the Claims assigned as a debt owing to it by the Borrower and the Lender Group shall be entitled to receive all amounts payable in respect of the Claims, such amounts to be applied on such part or parts of the monies payable from time to time on account of the Guaranteed Obligations as the Agent shall in its absolute discretion see fit until all of the Guaranteed Obligations shall have been paid in full and thereafter such Guarantor shall be entitled to the balance, if any, of such amounts; all of which the Agent may do without in any way affecting, relieving, limiting or lessening such Guarantor’s liability to the Lender Group under this Guarantee. Each Guarantor acknowledges and agrees that it shall not have any rights of subrogation or indemnification unless it pays the Guaranteed Obligations in full. Each Guarantor shall not prove a claim in the bankruptcy of the Borrower unless and until the Guaranteed Obligations are repaid in full. The Agent shall have no duty, obligation or liability as a result of the assignment of the Claims to the Agent to protect, preserve or to ensure that the Claims do not become prescribed by statute or otherwise invalidated or rendered unenforceable.

(vi) Each of the Guarantors represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

(vii) This Guarantee shall be a continuing guarantee, shall cover all the Guaranteed Obligations, and shall apply to and secure any ultimate balance due or remaining unpaid to the Lender Group.

(viii) This Guarantee shall:

(1) bind the Person or Persons for the time being and from time to time carrying on the business now carried on by the Guarantors, notwithstanding any reorganization of any Guarantor or the amalgamation of any Guarantor with one or more other corporations (in this case, this Guarantee shall bind a resulting corporation and the term “Guarantor” shall include such resulting corporation); and

(2) extend to the liabilities of the Person or Persons for the time being and from time to time carrying on the business now carried on by the Borrower notwithstanding any reorganization or merger of the Borrower or the amalgamation of the Borrower with one or more other corporations (in this case, this Guarantee shall extend to the liabilities of the resulting corporation and the term “Borrower” shall include such resulting corporation) and all of such liabilities shall be included in the Guaranteed Obligations.

(ix) No limitation period under the Limitations Act, 2002 (Ontario) shall expire earlier than the second anniversary of the date on which demand for payment of the Guaranteed Obligations under this Guarantee is made in accordance with the provisions of this Guarantee.

(x) Each Guarantor acknowledges that it is providing this Guarantee at the request of the Borrower and that it has satisfied itself and is not relying upon the Lender Group in respect of all or any information with respect to the transaction under or related to the Credit Agreement or this Guarantee.

(xi) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Lender Parties under this Guarantee in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties to this Guarantee agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the other Currency on the Business Day preceding that on which final judgment is paid or satisfied. The obligations of a Guarantor in respect of any sum due in the Original Currency from it to the Agent under this Guarantee shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in such Other Currency, the Agent may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Agent in the Original Currency, the Guarantor shall, as a separate obligation and notwithstanding any such judgment, indemnify the Agent against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Agent in the Original Currency, the Lender shall remit such excess to the Guarantor.

(xii) In addition to the Guarantee made by each Guarantor (referred to in this Indemnity as the “Indemnifying Party”) in favour of the Agent, and without limiting the Guarantee in any way, the Indemnifying Party agrees, as a separate and distinct obligation, to indemnify and save the Agent harmless from and against all costs, losses, expenses and damages it may suffer as a result or consequence of, any inability by the Agent to recover the ultimate balance due or remaining unpaid to the Agent in respect of the Guaranteed Obligations, including without limitation legal fees incurred by or on behalf of the Agent resulting from any action instituted in respect of the Guaranteed Obligations.

3. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of each member of the Lender Group, as security for its Secured Obligations, a continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s undertaking, property, right, title and assets of every nature and kind including its interest in and to the following, in all cases whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s Books;

(c) all of such Grantor’s Chattel Paper;

(d) [Reserved];

(e) all of such Grantor’s deposit accounts;

(f) all of such Grantor’s Equipment;

(g) [Reserved];

(h) [Reserved];

(i) all of such Grantor’s General Intangibles;

(j) all of such Grantor’s Inventory;

(k) all of such Grantor’s Investment Property;

(l) all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(m) all of such Grantor’s Negotiable Collateral (including all of such Grantor’s Pledged Notes);

(n) all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(o) all of such Grantor’s Securities Accounts;

(p) all of such Grantor’s Supporting Obligations;

(q) all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other member of the Lender Group; and

(r) all of the proceeds (as such term is defined in the PPSA) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, deposit accounts, Equipment, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guarantee payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Grantor or Agent from time to time with respect to any of the Investment Property.

The security interest is intended to operate as a fixed and specific charge of all of the Collateral presently existing, and with respect to all future Collateral, to operate as a fixed and specific charge of such future Collateral.

Each Grantor acknowledges that value has been given. The security interest of each Grantor is intended to attach, as to all of the Collateral, upon the execution by such Grantor of this Agreement. The security interest in any after-acquired property included in the Collateral attaches to that property immediately upon the acquisition of rights in that property by the applicable Grantor.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (i) [Reserved]; and (ii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Grantor if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clause (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s or any other member of the Lender Group’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests).

The last day of any term reserved by any real property lease, written or unwritten, or any agreement to lease real property, now held or subsequently acquired by any Grantor is excepted out of the Collateral. As further security for the payment of the Secured Obligations, each Grantor agrees that it will stand possessed of the reversion of such last day of the term and shall hold it in trust for the Agent for the purposes of this Agreement. Each Grantor shall assign and dispose of the same in such manner as the Agent may from time to time direct in writing without cost or expense to the Agent. Upon any sale, assignment, sublease or other disposition of such lease or agreement to lease, the Agent shall, for the purpose of vesting the residue of any such term in any purchaser, sublessee or such other acquiror of the real property lease, agreement to lease or any interest in any of them, be entitled by deed or other written instrument to assign to such other Person, the residue of any such term in place of the applicable Grantor and to vest the residue freed and discharged from any obligation whatsoever respecting the same.

The security interest is not in substitution for any other security for the Secured Obligations or for any other agreement between the parties creating a security interest in all or part of the Collateral, whether made before or after this Agreement, and such security and such agreements shall be deemed to be continuing and not affected by this Agreement unless the Agent and the Grantors expressly provide to the contrary in writing.

Notwithstanding any other provision in this Agreement or any Loan Document to the contrary (including any stock power executed in blank with respect to the Unlimited Liability Securities (the “ULC Stock Power”), to the extent that any Unlimited Liability Securities now or hereafter constitute Collateral, each Grantor hereunder of the security interest therein will remain the sole registered and beneficial holder thereof until such time as notice is given to each Grantor and the Unlimited Liability Securities are effectively transferred into and registered in the name of the Agent or any other person on the books and records of the applicable issuer, all to the intent that the Agent shall not become or be deemed to become a member of any Unlimited Company for the purposes of any laws governing Unlimited Companies, or a, shareholder or other equity holder, or obtain or have the right to obtain any other indicia of ownership of any Unlimited Company until such transfer, and no provision in this Agreement (except this Section 3) or actions taken by the Agent pursuant to this Agreement which might provide or be deemed to provide otherwise, in whole or in part, shall, without the express written consent of the Agent, apply in respect of Unlimited Liability Securities. Accordingly, without limitation, notwithstanding any provision to the contrary contained herein, or any other Loan Document, each Grantor shall be permitted to receive and retain for its own account any dividend on or other distribution, if any, in respect of such Unlimited Liability Securities (except insofar as such Grantor has granted a security interest in such dividend or other distribution, and any such Unlimited Liability Securities which are Pledged Interests shall be delivered to the Agent to hold as Collateral hereunder) and shall have the right to vote such Unlimited Liability Securities and to control the direction, management and policies of the applicable issuer thereof to the same extent as such Grantor would if such Collateral were not pledged to the Agent. To the extent any provision hereof (or of any other Agreement or document) would have the effect of constituting the Agent as a member or shareholder of any Unlimited Company prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Collateral which are Unlimited Liability Securities without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not Unlimited Liability Securities. For the further avoidance of doubt, and except as otherwise provided in the last sentence of this Section 3, no provision of this Agreement or actions taken by the Agent pursuant to this Agreement shall apply, or be deemed to apply, so as to cause the Agent to be, and the Agent shall not be or be deemed to be or entitled to:

(i) be registered as a shareholder, member or other equity holder, or apply to be registered as a shareholder, member or other equity holder, of any Unlimited Company;

(ii) have any notation being entered in its favour in the share or equity register in respect of Unlimited Liability Securities;

(iii) be held out as a shareholder, member or other equity holder of any Unlimited Company; or

(iv) act or purport to act as a shareholder, member or other equity holder of any Unlimited Company, or obtain, exercise or attempt to exercise any rights of a shareholder, member or other equity holder, including the right to attend a meeting of, or to vote any Unlimited Liability Securities or to receive any distribution in respect of Unlimited Liability Securities.

The foregoing limitation shall not restrict the Agent from exercising the rights which it is entitled to exercise hereunder in respect of any Unlimited Liability Securities constituting Collateral in the course of enforcing the security interest herein following the giving of notice to the Grantor of such interest at any time that the Agent shall be entitled to realize on all or any portion of the Collateral.

4. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.

5. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor until (i) the occurrence and continuance of an Event of Default and (ii) Agent has notified the applicable Grantor of Agent’s election to exercise such rights with respect to the Pledged Interests pursuant to Section 16.

6. Representations and Warranties. In order to induce Agent to enter into this Agreement for the benefit of the Lender Group, each Grantor makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date and such representations and warranties shall survive the execution and delivery of this Agreement:

(a) The name (including any style or name in the French language) and jurisdiction of organization of each Grantor and each of its Subsidiaries is set forth on Schedule 7 to the GSA Disclosure Letter (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(b) The chief executive office and all places of business of each Grantor and each of its Subsidiaries are located at the address indicated on Schedule 7 to the GSA Disclosure Letter (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(c) Each Grantor’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 7 to the GSA Disclosure Letter (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(d) [Reserved].

(e) Set forth on Schedule 9 to the GSA Disclosure Letter (as such Schedule may be updated from time to time subject to Section 7(k)(iii) with respect to Controlled Accounts and provided that Grantors comply with Section 7(c) hereof) is a listing of all of Grantors’ deposit accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the deposit accounts or Securities Accounts maintained with such Person.

(f) Schedule 8 to the GSA Disclosure Letter sets forth all Real Property owned by any of the Grantors as of the Closing Date.

(g) As of the Closing Date: (i) Schedule 2 to the GSA Disclosure Letter provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) Schedule 3 to the GSA Disclosure Letter provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor that is material to the business of such Grantor to any other Person (other than licenses or other rights granted in the ordinary course of business) or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Grantor, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Schedule 4 to the GSA Disclosure Letter provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 6 to the GSA Disclosure Letter provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor.

(h)  (i) (A) each Grantor owns, free and clear of Liens other than Permitted Liens, or holds licenses in all Intellectual Property that is necessary in or material to the conduct of its business, and (B) all employees and contractors of each Grantor who were involved in the creation or development of any Intellectual Property for such Grantor that is necessary in or material to the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality;

(ii) to each Grantor’s knowledge after reasonable inquiry, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(iii)(A) to each Grantor’s knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and (B) there are no infringement or misappropriation claims or proceedings pending, or to any Grantor’s knowledge, threatened in writing against any Grantor, and no Grantor has received any written notice or other communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any Person, in each case, except where such infringement either individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(iv) to each Grantor’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Grantor and necessary in or material to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; and

(v) each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary in or material to the conduct of the business of such Grantor, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(i) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the PPSA, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the PPSA, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 11 to the GSA Disclosure Letter. Upon the making of such filings, Agent shall have a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. Upon filing of any Intellectual Property Security Agreement with CIPO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 11 to the GSA Disclosure Letter, all action necessary or desirable to protect and perfect the Security Interest in and on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.

(j)  (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 to the GSA Disclosure Letter as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 5 to the GSA Disclosure Letter as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Property pledged by such Grantor to Agent as provided herein; (iv) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Agent’s Liens in the Investment Property, and the proceeds thereof, have been or will be duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 11 to the GSA Disclosure Letter for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Agent) endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject. None of the Pledged Interests constitute uncertificated securities except as disclosed on Schedule 5 to the GSA Disclosure Letter and in the event that any other Pledged Interests shall constitute uncertificated securities in the future, the applicable Grantor shall provide thirty days’ advance written notice to the Agent.

(k) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally and except for consents, approvals, authorizations, or other orders or actions that have been obtained or given (as applicable) and that are still in force. No Intellectual Property License of any Grantor that is necessary in or material to the conduct of such Grantor’s business requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(l) There is no default, breach, violation, or event of acceleration resulting from nonpayment of obligations existing under any promissory note constituting Collateral and pledged hereunder (each a “Pledged Note”) and, to such Grantor’s knowledge, no event has occurred or circumstance exists which, with the passage of time or the giving of notice, or both, would constitute a default, breach, violation, or event of acceleration under any Pledged Note. No Grantor that is an obligee under a Pledged Note has waived any default, breach, violation, or event of acceleration resulting from nonpayment of obligations under such Pledged Note, except as permitted under Section 7(n).

(m) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (A) are not dealt in or traded on securities exchanges or in securities markets, (B) do not constitute investment company securities, and (C) are not held by such Grantor in a Securities Account. In addition, except as indicated on Schedule 5 to the GSA Disclosure Letter, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

7. Covenants. Each Grantor, severally, as to 100% of the obligations, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:

(a) Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $500,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within ten (10) days after acquisition thereof), notify Agent thereof, and if and to the extent that perfection or priority of Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within ten (10) days) after request by Agent, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things deemed necessary or desirable by Agent to protect Agent’s Security Interest therein;

(b) Chattel Paper.

(i) Promptly (and in any event within five (5) Business Days) after request by Agent, each Grantor shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper;

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: “Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this [instrument]/[Chattel Paper], the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of February 6, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Wells Fargo Bank, National Association, as ABL Agent, and Guggenheim Corporate Funding, LLC, as Term Loan Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this [instrument]/[Chattel Paper], the terms of the Intercreditor Agreement shall govern and control”;

(c) Control Agreements.

(i) Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain Control Agreement (which may include a Controlled Account Agreement), from each bank maintaining a deposit account or Securities Account for such Grantor;

(ii) Except to the extent otherwise excused by Section 7(k)(iv), each Grantor shall obtain Control Agreement, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, or maintaining a Securities Account for such Grantor; and

(iii) Except to the extent otherwise excused by Section 7(k), each Grantor shall obtain an authenticated Control Agreement with respect to all of such Grantor’s investment property constituting Collateral not described in clauses (i) or (ii) above;

(d) Letter-of-Credit Rights. If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $500,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within ten (10) days after becoming a beneficiary), notify Agent thereof and, promptly (and in any event within ten (10) days) after request by Agent, enter into a tri-party agreement with Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent’s Account, all in form and substance reasonably satisfactory to Agent;

(e) Reserved.

(f) Government Contracts. Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $500,000, if any Account or Chattel Paper arises out of a contract or contracts with Canada, the Crown or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within five (5) Business Days of the creation thereof) notify Agent thereof and, promptly (and in any event within five (5) Business Days) after request by Agent, execute any instruments or perform any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group, and shall provide written notice thereof under the Financial Administration Act (Canada) or other applicable law;

(g) Intellectual Property.

(i) Upon the request of Agent, in order to facilitate filings with CIPO, each Grantor shall execute and deliver to Agent one or more Intellectual Property Security Agreements to further evidence Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii) Each Grantor shall have the duty, with respect to Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, to protect and diligently enforce and defend at such Grantor’s expense its Intellectual Property in its reasonable business judgment, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is necessary in or material to the conduct of such Grantor’s business. Each Grantor hereby agrees to take the steps described in this Section 7(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in or material to the conduct of such Grantor’s business;

(iii) Grantors acknowledge and agree that the Lender Group shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor. Without limiting the generality of this Section 7(g)(iii), Grantors acknowledge and agree that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but any member of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Borrower;

(iv) On each date on which a Compliance Certificate is to be delivered pursuant to Section 5.1 of the Credit Agreement in respect of a fiscal quarter (or, if an Event of Default has occurred and is continuing, more frequently if requested by Agent) , each Grantor shall provide Agent with a written report of all new Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that are material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;

(v) Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with CIPO or any similar office or agency in another country without giving Agent written notice thereof at least five (5) Business Days prior to such filing and complying with Section 7(g)(i). Upon receipt from CIPO of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify (but without duplication of any notice required by Section 7(g)(iv)) Agent of such registration by delivering, or causing to be delivered, to Agent, documentation sufficient for Agent to perfect Agent’s Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with CIPO or an application to register any Copyright with CIPO, such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) notify Agent of such acquisition and deliver, or cause to be delivered, to Agent, documentation sufficient for Agent to perfect Agent’s Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vi) Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the Intellectual Property that is necessary in or material to the conduct of such Grantor’s business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions; and

(vii) No Grantor shall enter into any Intellectual Property License material to the conduct of the business to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Agent (and any transferees of Agent).

(h) Investment Property.

(i) If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within ten (10) days of acquiring or obtaining such Collateral) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii) Upon the occurrence and during the continuance of an Event of Default, following the request of Agent, all sums of money and property paid or distributed in respect of the Investment Property that are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Agent in the exact form received;

(iii) Each Grantor shall promptly deliver to Agent a copy of each material notice or other material communication received by it in respect of any Pledged Interests;

(iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to the Loan Documents;

(v) Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, provincial, local, or foreign law to effect the perfection of the Security Interest on the Investment Property or to effect any sale or transfer thereof;

(vi) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a Securities Account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction unless such Grantor shall cause certificates to be issued in respect of such Pledged Interests and deliver such certificates to the Agent in accordance with the terms of Section 7(a).

(i) Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property having a fair market value in excess of $500,000 it will promptly (and in any event within two (2) Business Days of acquisition) notify Agent of the acquisition of such Real Property and will grant to Agent, for the benefit of the Lender Group, a first priority Mortgage on each fee interest in Real Property now or hereafter owned by such Grantor (subject to Permitted Liens) and shall deliver such other documentation and opinions, in form and substance satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(j) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;

(k) Controlled Accounts; Controlled Investments. Subject to the Intercreditor Agreement, other than (i) an individual amount of not more than $10,000 and an aggregate amount of not more than $200,000 at any one time, in the case of Grantors, and (ii) amounts deposited into deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor’s employees, no Grantor will make, acquire, or permit to exist Permitted Investments consisting of cash, Cash Equivalents, or amounts credited to deposit accounts or Securities Accounts unless, following the Controlled Account Control Date, Grantor and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments.

(l) Name, Etc. No Grantor will change its name, organizational identification number, jurisdiction of organization or organizational identity, registered office, head office, chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec), corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its books and records; provided, that Grantor or any of its Subsidiaries may change its name or any of the foregoing locations, so long as any new location is in Canada, upon at least 10 days prior written notice to Agent of such change.

(n) Pledged Notes. Grantors (i) without the prior written consent of Agent, will not (A) waive or release any payment obligation of any Person that is obligated under any of the Pledged Notes (other than the obligations of one Grantor to another Grantor), (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes, or (C) other than Permitted Dispositions, assign or surrender their rights and interests under any of the Pledged Notes or terminate, cancel, modify, change, supplement or amend the Pledged Notes, and (ii) shall provide to Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes promptly after giving or receiving such notice.

(o) No Granting Control. No Grantor shall deliver any Pledged Interests that constitute uncertificated securities to a Person other than the Agent or consent to any agreement whereby any issuer of a Pledged Interest agrees to comply with instructions that are originated by any Person other than the Agent in respect of any Pledged Interest that constitute uncertificated securities.

(q) Accessions and Fixtures. Each Grantor shall prevent the Collateral from becoming an accession to any property other than the Collateral or from becoming a fixture unless the security interest created hereunder ranks prior to the interests of all other Persons in the real property.

(r) Examination of Books and Records. Subject to any restrictions imposed by the DSS or any other Governmental Authority, each Grantor shall permit the Agent and representatives of, and consultants to, the Agent to visit and inspect any of the Collateral, to examine such Grantor’s books and records and to make copies and take extracts therefrom, and to discuss such Grantor’s affairs, finances, accounts, condition (financial or otherwise) and prospects with its senior officers or such Grantor’s independent auditors, all at such reasonable times and as often as the Agent may reasonably request upon reasonable prior notice to such Grantor by the Agent.

8. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a) Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b) Intercreditor Agreement. This Agreement and the rights and obligations evidenced hereby, and all Lien securing the same, are subject to the terms of the Intercreditor Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Intercreditor Agreement, such provision of the Intercreditor Agreement shall control.

(c) Intellectual Property Agreements. The provisions of the Intellectual Property Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Intellectual Property Security Agreements shall limit any of the rights or remedies of Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in an Intellectual Property Security Agreement, such provision of this Agreement shall control.

9. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

10. Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Equity Interests that are pledged hereunder be registered in the name of Agent or any of its nominees.

11. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) Agent, on behalf of the Lender Group, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

12. Agent May Perform. If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, severally, as to 100% of the obligations by each of the Grantors.

13. Agent’s Duties. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Lender Group, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

14. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuance of an Event of Default, Agent or Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Agent, for the benefit of the Lender Group, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Loan Documents.

15. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal, provincial or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, provincial and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

16. Voting and Other Rights in Respect of Pledged Interests.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with two (2) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent or the other members of the Lender Group, or the value of the Pledged Interests.

17. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the PPSA or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the PPSA or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require

Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification. Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time). Without limiting the generality of the foregoing, each Grantor acknowledges that when disposing of any of the Pledged Instruments, the Agent may be unable to effect a public sale of any or all of the Pledged Instruments, or to sell any or all of the Pledged Instruments as a control block sale at more than a stated premium to the “market price” of any securities forming part of the Pledged Instruments, by reason of certain provisions contained in the Securities Act (Ontario) and applicable securities laws of other jurisdictions but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Instruments as principal and to comply with any other resale restrictions provided for in the Securities Act (Ontario) and other applicable securities laws. Each Grantor acknowledges and agrees that any private sale may result in prices and other terms less favourable to the seller than if the sale were a public sale or a control block sale and, notwithstanding such circumstances, agrees that any private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale. The Agent shall be under no obligation to delay a sale of any of the Pledged Instrument for the period of time necessary to permit the issuer of the Pledged Instrument to qualify the Pledged Instrument for public sale under the Securities Act (Ontario) or under applicable securities laws of other jurisdictions even if the issuer would agree to do so, or to permit a prospective purchaser to make a formal offer to all or substantially all holders of any class of securities forming any part of the Pledged Instrument.

(b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

(c) Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the PPSA or any other applicable law), (i) with respect to any Grantor’s deposit accounts, instruct the bank maintaining such deposit account for the applicable Grantor to pay the balance of such deposit account to or for the benefit of Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Agent’s Liens are perfected by control, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.

(d) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain severally, as to 100% of the Secured Obligations, liable for any such deficiency.

(e) Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.

(f) Agent may also:

(i) Appoint by instrument in writing a receiver (which term shall include a receiver and manager or agent) of any of the Grantors and of all or any part of the Collateral and remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a receiver. Any such receiver appointed by the Agent, with respect to responsibility for its acts, shall, to the extent permitted by Applicable Law, be deemed the agent of the Grantors and not of the Agent. Where the “Agent” is referred to in this Section 17, the reference includes, where the context permits, any receiver so appointed and the officers, employees, servants or agents of such receiver;

(ii) Immediately and without notice enter any Grantor’s premises and repossess, disable or remove the Collateral;

(iii) Retain and administer all or part of the Collateral in the Agent’s sole and unfettered discretion, which discretion each Grantor acknowledges is commercially reasonable;

(iv) Foreclose upon the Collateral;

(v) File proofs of claims or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, arrangement, dissolution or other proceedings (voluntary or otherwise) relating to any Grantor;

(vi) On its own account or through a receiver, receiver-manager or agent and whether alone or in conjunction with the exercise of all or any other remedies contemplated by this Agreement, notify and direct Account Debtors and any Person obligated to any Grantor under an Instrument (including a promissory note) to make all payments whatever to the Agent and the Agent shall have the right, at any time, to hold all amounts acquired from any Account Debtors and any Person obligated to any Grantor under an Instrument and any Proceeds of such Instrument as part of the Collateral. Upon the occurrence, and during the continuance of, an Event of Default any payments received by any Grantor shall be held by such Grantor in trust for the Agent in the same medium in which received, shall not be commingled with any assets of such Grantor and shall, at the request of the Agent be turned over to the Agent not later than the next Business Day following the day of their receipt;

(vii) Carry on or concur in the carrying on of all or any part of the business of any Grantor and may, in any event, to the exclusion of all others, including such Grantor, enter upon, occupy and use all premises of or occupied or used by such Grantor and use any of the personal property (which shall include fixtures) of such Grantor for such time and such purposes as the Agent sees fit. The Agent shall not be liable to any Grantor for any neglect in so doing or in respect of any related rent, costs, charges, depreciation or damages;

(viii) Pay any Liens or other claims that may exist or be threatened against the Collateral, and any amount so paid together with costs, charges and expenses incurred shall be added to the Collateral;

(ix) If the proceeds of realization are insufficient to pay all monetary Collateral, the Grantors shall forthwith pay or cause to be paid to the Agent any deficiency and the Agent may sue any Grantor to collect the amount of such deficiency;

(x) Subject to Applicable Law, seize, collect, realize, borrow money on the security of, release to third parties, sell (by way of public or private sale), lease or otherwise deal with the Collateral in such manner, upon such terms and conditions, at such time or times and place or places and for such consideration as may seem to the Agent advisable and without notice to any Grantor. The Agent may charge on its own behalf and pay to others sums for expenses incurred and for services rendered (expressly including legal, consulting, broker, management, receivership and accounting fees) in or in connection with seizing, collecting, realizing, borrowing on the security of, selling or obtaining payment of the Collateral and may add all such sums to the Secured Obligations; or

(xi) In the name of any Grantor, perform, at such Grantor’s expense, any and all of such Grantor’s obligations or covenants relating to the Collateral and enforce performance by any other parties of their obligations in relation to the Collateral and settle any disputes with other parties upon terms that the Agent deems appropriate, in its discretion.

(g) As soon as the Agent takes possession of any Collateral or appoints a receiver, all powers, functions, rights and privileges of the Grantors and the directors and officers of the Grantors with respect to the Collateral shall cease, unless specifically continued by the written consent of the Agent or the receiver.

(h) The Agent shall not be liable or accountable:

(i) by reason of any entry into or taking possession of all or any of the Collateral, to account as mortgagee in possession or for anything except actual receipts, or for any loss on realization or any act or omission for which a secured party in possession might be liable; or

(ii) for any failure to (A) exercise or exhaust any of its rights or remedies, (B) take possession of, seize, collect, realize, sell or otherwise dispose of or obtain payment for the Collateral, or (C) protect the Collateral from depreciating in value or becoming worthless and shall, in each case, not be bound to institute proceedings for such purposes or for the purpose of preserving any rights, remedies or powers of the Agent, any Grantor or any other person in respect of same.

The Agent shall not by virtue of these presents be deemed to be a mortgagee in possession of the Collateral. Each Grantor releases and discharges the Agent and the receiver from every claim of every nature, whether sounding in damages or not, which may arise or be caused to such Grantor or any Person claiming through or under such Grantor by reason or as a result of anything done by the Agent or any successor or assign claiming through or under the Agent or the receiver under the provisions of this Agreement unless such claim be the result of dishonesty or gross neglect.

18. Remedies Cumulative. Each right, power, and remedy of Agent or any other member of the Lender Group as provided for in this Agreement or the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement and the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent or any other member of the Lender Group, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent or such other member of the Lender Group of any or all such other rights, powers, or remedies.

19. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable and documented attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b) Grantors, severally, each as to 100% of the obligations, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

(c) The provisions of Article 16 of the Credit Agreement shall apply, mutatis mutandis, to all payments made by any Guarantor hereunder or under any other Loan Document with all references to “Borrower” under such Article 16 being deemed to be references to each Guarantor for the purposes of this provision.

21. Merger, Amendments; Etc.

(a) THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.

(b) Each Grantor hereby acknowledges and agrees that, in the event that it amalgamates with any other entity, it is the intention of the parties that the guarantee and security interest granted and created hereunder shall extend to all of the property and undertaking of the amalgamating entities prior to the amalgamation and shall extend to all of the property and undertaking of the amalgamated entity, including all property and undertaking acquired by such amalgamated entity after the amalgamation, in each case to secure the payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by each of the amalgamating entities and the amalgamated entity to the Agent and the Lender Group, whether incurred alone or jointly with another or others and whether as principal, guarantor or surety and whether incurred prior to, at the time of or subsequent to the amalgamation. The security interest created hereunder shall attach to the collateral of the amalgamated entity at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated entity when such collateral becomes owned or is acquired. Upon any such amalgamation, the defined term “Grantor” shall mean, collectively, each of the amalgamating entities and the amalgamated entity, the defined term “Collateral” shall mean, collectively, all of the property and undertaking and interests of the amalgamating entities and the amalgamated entity in such property, and the defined terms “Secured Obligations” shall include the obligations as described in this paragraph

22. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, or, at such other address as shall be designated by such party in a written notice to the other party. All notices or demands to a Grantor hereunder shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to a Grantor, they shall be sent to the address set forth below:

4705 S. Apopka Vineland Road, Suite 210

Orlando, Florida 32819

Attn: Brian R. Kahn, Chairman

Fax No. (208) 728-8007

23. Continuing Security Interest: Assignments under Credit Agreement.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have been paid in full in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Guarantee made and the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, upon the Borrower’s request, Agent will authorize the filing of appropriate termination statements to terminate such Security Interest. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor other loans made by any Lender to the Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

(b) Subject to Section 15.11 of the Credit Agreement, if any Collateral shall be sold, transferred or otherwise disposed of by a Grantor in a transaction permitted by the Credit Agreement or any other Loan Document, then such Collateral shall be deemed released from the security interest granted herein and the Agent, at the request and sole expense of the applicable Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the security interest created hereby or by any other Loan Documents in such Collateral.

(c) Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Agent or any other member of the Lender Group to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (i) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), or (ii) any provision of the Guarantee hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

24. Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

25. CHOICE OF LAW.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b) EACH GRANTOR SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY ONTARIO COURTS SITTING IN TORONTO IN ANY ACTION, APPLICATION, REFERENCE OR OTHER PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTIONS, APPLICATION, REFERENCE OR OTHER PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH ONTARIO COURTS. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENCE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION, APPLICATION OR PROCEEDING.

26. New Subsidiaries. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor and Grantor hereunder with the same force and effect as if originally named as a Guarantor and Grantor herein. The execution and delivery of any instrument adding an additional Guarantor or Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder. The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.

27. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Agent” shall be a reference to Agent, for the benefit of each member of the Lender Group.

28. Miscellaneous.

(a) This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	EMCON2007 HOLDCO INC.

	By:	/s/ Bel W. Lazar
Name: Bel W. Lazar
Title: President

EMCON EMANATION CONTROL LTD.

	By:	/s/ Bel W. Lazar
Name: Bel W. Lazar
Title: President

API NANOTRONICS HOLDINGS CORP.

	By:	/s/ Bel W. Lazar
Name: Bel W. Lazar
Title: President, Chairman, Chief Executive Officer, Treasurer and Secretary

API NANOTRONICS SUB, INC.

	By:	/s/ Bel W. Lazar
Name: Bel W. Lazar
Title: Chief Executive Officer

API ELECTRONICS GROUP CORP.

	By:	/s/ Bel W. Lazar
Name: Bel W. Lazar
Title: Chief Executive Officer

FILTRAN LIMITED

	By:	/s/ Bel W. Lazar
Name: Bel W. Lazar
Title: Executive Vice President

[SIGNATURE PAGE TO SECURITY AGREEMENT]

AGENT:	GUGGENHEIM CORPORATE FUNDING, LLC

	By:	/s/ William Hagner
Name:William Hagner
Title: Senior Managing Director

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ANNEX 1 TO CANADIAN GUARANTEE AND SECURITY AGREEMENT FORM OF JOINDER

Joinder No.         (this “Joinder”), dated as of             20        , to the Canadian Guarantee and Security Agreement, dated as of February 6, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guarantee and Security Agreement”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, severally, each as to 100% of the obligations and together with their successors and assigns “Grantors” and each, individually, a “Grantor”) and GUGGENHEIM CORPORATE FUNDING, LLC, in its capacity as agent for the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among API Technologies Corp., as borrower (together with its successors and assigns, the “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender” and collectively as the “Lenders”), and Agent, the Lender Group has agreed to make certain financial accommodations available to the Borrower pursuant to the terms and conditions thereof; and

WHEREAS, initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee and Security Agreement or, if not defined therein, in the Credit Agreement, and this Joinder shall be subject to the rules of construction set forth in Section 1(b) of the Guarantee and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis; and

WHEREAS, Grantors have entered into the Guarantee and Security Agreement in order to induce the Lender Group to make certain financial accommodations to the Borrower as provided for in the Credit Agreement and the other Loan Documents; and

WHEREAS, pursuant to Section 5.11 of the Credit Agreement and Section 26 of the Guarantee and Security Agreement, certain Subsidiaries of the Loan Parties, must execute and deliver certain Loan Documents, including the Guarantee and Security Agreement, and the joinder to the Guarantee and Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Joinder in favor of Agent, for the benefit of the Lender Group; and

WHEREAS, each New Grantor (a) is a Subsidiary of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by the Lender Group and (b) by becoming a Grantor will benefit from certain rights granted to the Grantors pursuant to the terms of the Loan Documents;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. In accordance with Section 26 of the Guarantee and Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” and “Guarantor” under the Guarantee and Security Agreement with the same force and effect as if originally named therein as a “Grantor” and “Guarantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Guarantee and Security Agreement applicable to it as a “Grantor” or “Guarantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” or “Guarantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, each New Grantor hereby (a) severally, as to 100% of the Guaranteed Obligations, unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guaranteed Obligations, and (b) unconditionally grants, assigns, and pledges to Agent, for the benefit of the Lender Group, to secure the Secured Obligations, a continuing security interest in and to all of such New Grantor’s right, title and interest in and to the Collateral. Each reference to a “Grantor” or “Guarantor” in the Guarantee and Security Agreement shall be deemed to include each New Grantor. The Guarantee and Security Agreement is incorporated herein by reference.

2. Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Pledged Companies”, Schedule 6, “Trademarks”, Schedule 7, “Name; Chief Executive Office; Places of Business, Tax Identification Numbers and Organizational Numbers”, Schedule 8, “Owned Real Property”, Schedule 9, “Deposit Accounts and Securities Accounts” and Schedule 11, “List of PPSA Filing Jurisdictions” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, Schedule 8, Schedule 9 and Schedule 11 respectively, to the GSA Disclosure Letter and shall be deemed a part thereof for all purposes of the Guarantee and Security Agreement.

3. Each New Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, or (ii) describing the Collateral as being of equal or lesser scope or with greater detail. Each New Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction in connection with the Loan Documents.

4. Each New Grantor represents and warrants to Agent and the Lender Group that this Joinder has been duly executed and delivered by such New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5. This Joinder is a Loan Document. This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder. Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder. Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

6. The Guarantee and Security Agreement, as supplemented hereby, shall remain in full force and effect.

7. THIS JOINDER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW SET FORTH IN SECTION 25 OF THE GUARANTEE AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Guarantee and Security Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTORS:	[NAME OF NEW GRANTOR]

By:
Name:
Title:

[NAME OF NEW GRANTOR]

By:
Name:
Title:

AGENT:	GUGGENHEIM CORPORATE FUNDING, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER NO.             TO GUARANTEE AND SECURITY AGREEMENT]

EXHIBIT A

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Intellectual Property Security Agreement”) is made this                     day of             , 20        , by and among Grantors listed on the signature pages hereof (collectively, severally, each as to 100% of the obligations and together with their successors and assigns, “Grantors” and each individually “Grantor”), and GUGGENHEIM CORPORATE FUNDING, LLC, in its capacity as agent for each member of the Lender Group (in such capacity, together with its successors and assigns in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among API Technologies Corp., as borrower (together with its successors and assigns, the “Borrower”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender” and collectively as the “Lenders”), and Agent, the Lender Group has agreed to make certain financial accommodations available to the Borrower pursuant to the terms and conditions thereof; and

WHEREAS, the members of the Lender Group are willing to make the financial accommodations to the Borrower as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group, that certain Canadian Guarantee and Security Agreement, dated as of February 6, 2013 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Guarantee and Security Agreement”); and

WHEREAS, pursuant to the Guarantee and Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group, this Intellectual Property Security Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Guarantee and Security Agreement or, if not defined therein, in the Credit Agreement, and this Intellectual Property Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Guarantee and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Agent, for the benefit each member of the Lender Group, to secure the Secured Obligations, a continuing security interest (referred to in this Intellectual Property Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Intellectual Property Collateral”):

(a) all of such Grantor’s Intellectual Property to which it is a party including those referred to on Schedule I;

(b) all renewals or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement of any Intellectual Property exclusively licensed under any Intellectual Property License, including the right to receive damages, or the right to receive license fees, royalties, and other compensation under any Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Intellectual Property Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Intellectual Property Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent or the other members of the Lender Group, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Intellectual Property Security Agreement is granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group, pursuant to the Guarantee and Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the Security Interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Guarantee and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Intellectual Property Security Agreement and the Guarantee and Security Agreement, the Guarantee and Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. Grantors shall give Agent prior written notice of no less than five (5) Business Days before filing any additional application for registration of any copyright and prompt notice in writing of any additional copyright registrations granted therefor after the date hereof. Without limiting Grantors’ obligations under this Section, Grantors hereby authorize Agent unilaterally to modify this Intellectual Property Security Agreement by amending Schedule I to include any future registered copyrights or applications therefor of each Grantor. Notwithstanding the foregoing, no failure to so modify this Intellectual Property Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Intellectual Property Security Agreement is a Loan Document. This Intellectual Property Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Intellectual Property Security Agreement. Delivery of an executed counterpart of this Intellectual Property Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Intellectual Property Security Agreement. Any party delivering an executed counterpart of this Intellectual Property Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Intellectual Property Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Intellectual Property Security Agreement.

7. CHOICE OF LAW PROVISION. THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW SET FORTH IN SECTION 25 OF THE GUARANTEE AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Intellectual Property Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

AGENT:	GUGGENHEIM CORPORATE FUNDING, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY SECURITY AGREEMENT]

EXHIBIT C

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of             , 20        (this “Pledged Interests Addendum”), is delivered pursuant to Section 7 of the Canadian Guarantee and Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Guarantee and Security Agreement, dated as of February 6, 2013, (as amended, restated, supplemented, or otherwise modified from time to time, the “Guarantee and Security Agreement”), made by the undersigned, together with the other Grantors named therein, to GUGGENHEIM CORPORATE FUNDING, LLC, as Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Guarantee and Security Agreement or, if not defined therein, in the Credit Agreement, and this Pledged Interests Addendum shall be subject to the rules of construction set forth in Section 1(b) of the Guarantee and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis. The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to Agent in the Guarantee and Security Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Guarantee and Security Agreement, each with the same force and effect as if originally named therein.

This Pledged Interests Addendum is a Loan Document. Delivery of an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Pledged Interests Addendum. If the undersigned delivers an executed counterpart of this Pledged Interests Addendum by telefacsimile or other electronic method of transmission, the undersigned shall also deliver an original executed counterpart of this Pledged Interests Addendum but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Pledged Interests Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 6 of the Guarantee and Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

THIS PLEDGED INTERESTS ADDENDUM SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW SET FORTH IN SECTION 25 OF THE GUARANTEE AND SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

[ ]

By:
Name:
Title: